Exhibit 10.31.2

AMENDMENT OF LEASE

THIS AGREEMENT, made as of the 23 day of July, 2003, by and between BOSTON WHARF CO., a Massachusetts general partnership (hereinafter referred to as “Landlord”) and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation, formerly known as Jefferies Group, Inc. (hereinafter referred to as “Tenant”)

WITNESSETH   THAT:

WHEREAS, Landlord has leased to Tenant and Tenant has hired from Landlord certain Demised Premises contained in the Building known and numbered as 44 Farnsworth Street, Boston, Massachusetts, all as more particularly described and set forth in a certain leased dated March 10, 1995, as the same may from time to time have been amended (hereinafter referred to as the “Lease”); and

WHEREAS, the Termination Date on which the term of the Lease is scheduled to expire is April 30,2005; and

WHEREAS, the parties wish to amend the Lease by expanding the Demised Premises, subject to the provisions hereof;

NOW THEREFORE, for good and valuable consideration by each party paid to the other, and in further consideration of the foregoing recitals and the mutual obligations set forth herein, the parties hereby agree as follows:

1.            The entire third (3rd) floor of the Building (hereinafter referred to as the “Expansion Area”) shall be added to and included in the Demised Premises and shall become subject to all the terms and conditions of the Lease as fully as if the Expansion Area had originally been a part of the Demised Premises, except as otherwise hereinafter set forth.

2.             As used with respect to the Expansion Area, the following Lease terms shall be defined as hereinafter set forth:

Broker:	GVA Thomson Doyle
Hennessey & Stevens, Inc.

Rentable Area:	10,663 square feet

Term Commencement Date:	February 1, 2004

Termination Date:	April 30, 2005

Yearly Fixed Rent:	$263,909.28

3.             Tenant shall accept occupancy of the Expansion Area “as is”, in its existing condition as of the Term Commencement Date applicable thereto. All work necessary to prepare the Expansion Area for occupancy by Tenant shall be performed by Tenant at its own expense pursuant to Article 10 and the other applicable provisions of the Lease, and Landlord shall have no responsibility therefor, nor shall Landlord be obligated to grant any allowance or other credit on account of the cost thereof.

4.             Tenant’s proportionate share of taxes and operating expenses pursuant to Sections 6.2 and 6.3 of the Lease (subject to adjustment in accordance with Section 6.4 thereof) shall be 11.56% with respect to the Expansion Area.

5.             The base amount for purposes of computing real estate tax escalation pursuant to Section 6.2 of the Lease with respect to the Expansion Area shall be the amount of all real estate taxes (as defined in said Section) imposed with respect to the fiscal year ending June 30, 2005.

6.             The base amount for purposes of computing operating expense escalation pursuant to Section 6.3 of the Lease with respect to the Expansion Area shall be the amount of operating expenses (as defined in said Section) incurred with respect to the calendar year ending December 31, 2005.

7.             Notwithstanding any other provision of the Lease as herein modified to the contrary, Tenant shall have no obligation to pay Additional Rent under Sections 6.2 and 6.3 of the Lease with respect to the period through and including April 30, 2005.

8.             Effective as of the Term Commencement Date applicable to the Expansion Area, the number of unreserved parking spaces to be allocated by Landlord to Tenant pursuant to the provisions of Section 27.8 of the Lease in the garage owned by Landlord at 17 Farnsworth Street, Boston, Massachusetts, shall be increased by two (2), which additional spaces shall be the same as those presently available to Tenant as a subtenant of the Expansion Area.

9.             It is expressly understood and agreed that Tenant’s option to extend the term of the Lease for five (5) years shall apply to the Expansion Area together with the remainder of the Demised Premises, provided however that Yearly Fixed Rent payable by Tenant during such extension period with respect to the Demised Premises in their entirety shall in no event be less than $512,727.36.

10.           Landlord warrants and represents that the Property is not subject to any Mortgage as of the date hereof.

11.           The parties acknowledge that Tenant’s Address is currently 380 Madison Avenue, 4th Floor, New York, New York 10017, Attention: General Counsel.

12.           Except as modified by this instrument, the Lease remains in full force and effect in accordance with its provisions. Unless the context requires otherwise, all terms used herein shall be construed in conformity with the applicable provisions of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument under seal as of the day and year first above written.

BOSTON WHARF CO.

By	P & O Properties Boston LLC and
Summer St. Properties LLC, its sole
general partners

	By.	[ILLEGIBLE]
PRESIDENT

INVESTMENT TECHNOLOGY GROUP, INC.
By	P. Mats Goebels

Its
title (duly-authorized)

P.MATS GOEBELS
MANAGING DIRECTOR
GENERAL COUNSEL AND SECRETARY